FIRST NATIONAL BANK
           OF ROCHESTER
           35 State Street               COMMERCIAL TERM NOTE
           Rochester, New York 14614
          _____________________________________________________________

          Account Name:  ESTATE OF FRED B. KRAVETZ

          Dated:         August 22, 1995

          Note Amount:   ONE MILLION TWO HUNDRED THOUSAND AND NO/100
                         DOLLARS  ($1,200,000.00)

               For value received, the undersigned, (individually a "Borrower") (if more than one, jointly and severally) promises to pay to the order of, FIRST NATIONAL BANK OF ROCHESTER, a national banking association having its chief executive office at 35 State Street, Rochester, New York 14614 ("Bank") at any of the banking offices of Bank, in lawful money of the United States and in immediately available funds, the principal sum of the Note Amount indicated above plus interest on the outstanding portion of such principal sum in accordance with the terms and conditions set forth in the following paragraphs.

          1. Interest. Borrower shall pay interest on the outstanding principal sum from and including the date of this Note to but not including the date such sum is paid in full (including each day on which Bank is closed) at a variable rate per year that shall on each day be 0% above the rate per year in effect such day as that designated by Bank as the prime rate of interest of Bank, with such interest to be calculated on the basis of a 360-day year for the actual number of days of each year. Notwithstanding the foregoing, the rate of interest per year on and after maturity of the outstanding Note Amount, whether such maturity is because of acceleration or otherwise, shall on each day be 3% per year above the rate described in the preceding sentence. Notwithstanding the generality of the foregoing, in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law.

          2. Installment Payments. Borrower shall pay (a) the Note Amount in 60 installments of principal consisting of 59 installments of principal in the amount of $10,000.00 each and a final installment of principal in the amount of $610,000.00, with the first of such installments of principal to become due on October 1, 1995 and one of such installments of principal to become due on the same day of each succeeding month through September 1, 2000, when Borrower shall pay all amounts owing pursuant to this Note but not yet paid, and (b) interest in 60 installments of interest the amounts of which may vary and that are to become due on the same dates as the installments of principal are to become due. All payments received by Bank shall be applied on the date received first to late charges, if any, second to accrued interest and third to Principal. Notwithstanding the foregoing, all amounts owing hereunder shall be immediately due and payable to the extent that any prepayment of the mortgage loan in the original principal amount of $4,250,000 being collaterally assigned as security for amounts owing under this Note results in the outstanding amount of such mortgage loan being less than the outstanding balance owing under this Note.

          3. Late Charges. Borrower shall pay a late charge equal to 5% of the amount of any scheduled installment payment not received by Bank on or before the 10th day after it is due.

          4. Charging Deposit Accounts for Payments. Borrower agrees that Bank may, at its option and in addition to the right of offset, charge any demand deposit account of Borrower at Bank for any amount that has become due and owing to Bank hereunder.

          5. Prepayments. Borrower shall have the option of repaying the Note Amount to Bank in advance in full or in part at any time and from time to time; provided, however, that the amount of any repayment in part shall be an integral multiple of $1,000.00 and upon making any repayment in full Borrower shall pay to Bank all interest and other amounts owing pursuant to this Note and remaining unpaid. Each such repayment in part shall be applied to the installments of principal in the inverse order of such installments becoming due.

          6. Use of Loan Proceeds. Borrower represents and warrants to Bank that the loan evidenced hereby shall be used solely for business or commercial purposes.

          7. Financial Information. Borrower agrees to provide Bank, promptly upon Bank's request, with (a) periodic financial statements in form satisfactory to Bank, (b) copies of federal and state income tax returns and (c) all other financial information requested by Bank from time to time.

          8. Defaults and Acceleration. All amounts owing pursuant to this Note but not yet paid shall, without any notice, demand, presentment or protest of any kind (each of which is waived by Borrower), automatically become immediately due if Borrower commences or has commenced against it any bankruptcy or insolvency proceeding. All amounts owing pursuant to this Note but not yet paid shall, without any notice, demand, presentment or protest of any kind (each of which is waived by Borrower), become immediately due at the sole option of Bank if (a) any amount owing pursuant to this Note is not paid when due, (b) Borrower or any guarantor or endorser of this Note (a "Guarantor") is dissolved, dies or becomes incompetent or insolvent (however such insolvency is evidenced), (c) any Guarantor commences or has commenced against it any bankruptcy or insolvency proceeding, (d) Bank in good faith deems itself insecure with respect to any amount owing pursuant to this Note or is of the opinion that any guaranty, endorsement, collateral or other security now or hereafter securing the payment of or otherwise applicable to any amount owing pursuant to this Note is not sufficient or has declined or may decline in value, (e) there occurs or exists any event or condition of default for purposes of any mortgage, security agreement, collateral assignment agreement or other agreement now or hereafter in effect between Bank and any Borrower or (f) there occurs or exists any event or condition of default for purposes of any mortgage, security agreement, collateral assignment agreement, guaranty or other agreement that secures or applies to the payment of any amount owing pursuant to this Note and that is now or hereafter in effect between Bank and any person or entity other than any Borrower.

          9. Collection Expenses. Borrower shall pay all costs and expenses incurred by Bank in endeavoring to collect any amount owing pursuant to this Note or to otherwise protect its rights with respect to this Note (including, but not limited to, reasonable attorneys' fees for legal advice, litigation or other representation of Bank).

          10. New York Law; Consent to Jurisdiction and Venue. This Note shall be governed by and interpreted and enforced in accordance with the internal law of the State of New York, without regard to principles of conflict of laws. Borrower consents to the jurisdiction of the courts of the State of New York and agrees that any court located in the county in which Bank has its chief executive office shall be the proper forum for any action or proceeding between Borrower and Bank unless either (a) Bank in its sole discretion chooses another forum or (b) applicable law requires another forum.

                                   ESTATE OF FRED B. KRAVETZ


                                   By:     s\ Laurie Kuskin, Executrix
                                             Laurie Kuskin, Executrix

                      Collateral Assignment of Partial Interest

                                In Note and Mortgage

          KNOW THAT

               ESTATE OF FRED B. KRAVETZ, having an office at 150 Linden Oaks Drive, Suite C, Rochester, New York 14625 ("Assignor"),

          in consideration of One Dollar ($1.00) and other good and valuable consideration paid by

               FIRST NATIONAL BANK OF ROCHESTER, a national banking association having its chief executive office at 35 State Street, Rochester, New York 14614 ("Assignee"),

          the payment and receipt of which is hereby acknowledged, hereby assigns unto the Assignee, a Partial Interest (as defined herein) in and to:

               That certain Restated Mortgage Note ("Note") in the principal sum of Four Million Two Hundred Fifty Thousand and 00/100 Dollars ($4,250,000.00) dated May 31, 1995 made and delivered to Assignor by Nathan Benderson, Ronald Benderson and David H. Baldauf, as Trustees under a Trust Agreement dated September 22, 1993 known as the Randall Benderson 1993-1 Trust, together with interest thereon as provided therein, which Note is secured by the following:

               Mortgage made by Fred B. Kravetz to Rochester Savings Bank in the amount of One Million Eight Hundred Thousand and 00/100 Dollars ($1,800,000.00) dated March 31, 1981 and recorded in the Monroe County Clerk's Office on April 1, 1981 in Liber 5199 of Mortgages, page 245, which mortgage was assigned to Security Trust Company by Assignment dated June 14, 1983 and recorded on June 15, 1983 in Liber 470 of Assignments of Mortgages, page 218, which Mortgage was further assigned by Fleet Bank, successor to Security Trust Company, to Assignor, by assignment dated May 26, 1995 and recorded June 1, 1995 in Liber 1072 of Assignments of Mortgages, page 85, which Mortgage and the indebtedness secured thereby was assumed pursuant to the terms of an Executor's Deed from Laurie A. Kuskin, as Executrix of the Last Will and Testament of Fred B. Kravetz to Nathan Benderson, Ronald Benderson and David H. Baldauf, as Trustees under a Trust Agreement dated September 22, 1993 known as the Randall Benderson 1993-1 Trust, which deed was dated May 31, 1995 and recorded in the Monroe County Clerk's Office on June 1, 1995 in Liber 8613 of Deeds, at page 517.

               Mortgage made by Nathan Benderson, Ronald Benderson and David H. Baldauf, as Trustees under a Trust Agreement dated September 22, 1993 known as the Randall Benderson 1993-1 Trust to Assignor in the amount of Three Million Four Hundred Seventy-two Thousand Five Hundred and 00/100 Dollars ($3,472,500.00) dated May 31, 1995 and recorded June 1, 1995 in the Monroe County Clerk's Office in Liber 12579 of Mortgages at page 135, which mortgage was consolidated with the mortgage first above described to form a single lien in the amount of Four Million Two Hundred Fifty Thousand and 00/100 Dollars ($4,250,000.00) pursuant to the terms of a Mortgage Modification, Extension and Consolidation Agreement (hereafter the "Mortgage") by and between Nathan Benderson, Ronald Benderson and David H. Baldauf, as Trustees under a Trust Agreement dated September 22, 1993 known as the Randall Benderson 1993-1 Trust and Assignor dated May 31, 1995 and recorded in the Monroe County Clerk's Office on June 1, 1995 in Liber 12579 of Mortgages, page 147.

               TO HAVE AND TO HOLD the same unto the Assignee and to the successors, legal representatives and assigns of the Assignee forever.

               AND the Assignor covenants that there is now due and owing upon said Note and Mortgage without offset or defense of any kind, the principal sum of Four Million Two Hundred Twenty-Eight Thousand Four Hundred Forty-Seven and 59/100 Dollars ($4,228,447.59), with interest thereon at nine and one-half percent (9-1/2%) per annum from the first (1st) day of August, 1995.

               The Partial Interest in the Note and Mortgage assigned hereby shall be in an amount equal to the principal, interest and collection expenses due to Assignee following a default by Assignor in the payment of any and all indebtedness, liabilities or obligations for the payment or money which hereafter arise or accrue in favor of Assignee against Assignor in connection with that certain Commercial Term Note dated August 22, 1995 from Assignor to Assignee in the principal amount of One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00), and this Collateral Assignment of Partial Interest in Note and Mortgage is given as collateral security for the payment of any and all indebtedness, liabilities or obligations for the payment or money which hereafter arise or accrue in favor of Assignee against Assignor in connection with said Commercial Term Note.

               This Collateral Assignment of Partial Interest in Note and Mortgage is executed and delivered by Assignor to Assignee upon the following terms and conditions, and Assignor and Assignee hereby agree as follows:

                  1. Upon payment in full of any and all indebtedness,
                     liabilities or obligations for the payment or money which hereafter arise or accrue in favor of Assignee against Assignor in connection with said Commercial Term Note, Assignee shall upon demand execute and deliver to the Assignor a re-assignment of this Collateral Assignment of Partial Interest in the Note and Mortgage.

                  2. So long as there exists no default by Assignor in the
                     payment to Assignee of all sums due under the Commercial Term Note or in the performance of any other obligations of Assignor under the said Commercial Term Note, Assignor shall have full power and authority to enforce and collect said Note and Mortgage according to the terms thereof.

                  3. Upon and after the occurrence of any default in
                     payment of any indebtedness under the Commercial Term Note or in the performance of any other obligations of Assignor thereunder, the Assignee shall have full power and authority to enforce and collect said Note and Mortgage according to the terms thereof, and in case the Assignee, its successors or assigns, shall collect and receive the money due on said Note and Mortgage, then and in that event, the Assignee shall, after retaining the amount of the indebtedness secured hereby, including all interest thereon and charges arising or growing out of the same, pay the balance or surplus, if any, to the Assignor, or to the successors, legal representative or assigns of the Assignor.

                  4. Upon the nonpayment by Assignor of any indebtedness
                     owing by Assignor under the Commercial Term Note as and when the same is due and payable, the Assignee may, at any time in its discretion and without demand or prior notice of any kind to the Assignor, sell the Partial Interest in Note and Mortgage assigned hereby, free and clear from any right of redemption by the Assignor which right of redemption is hereby expressly waived, and may execute and deliver to the purchaser a further assignment of the Partial Interest in Note and Mortgage assigned hereby. The proceeds of such sale, after deducting the expenses of said sale, shall be applied to the payment of any of the indebtedness owing to Assignee under the Commercial Term Note and secured hereby, and the balance, if any, shall be paid to the Assignor or the Assignor's successors, legal representatives or assigns. The discretion of the Assignee as to the fair value of said Partial Interest in Note and Mortgage upon such sale, if exercised in a commercially reasonable manner, shall be binding upon the Assignor and upon Assignor's respective successors, legal representative or assigns and the Assignor shall remain liable to the Assignee for any deficiency arising upon such sale.

                  5. Any subsequent or further collateral assignment by
                     Assignor of a partial interest in the Note and Mortgage shall be expressly upon the following terms and conditions:

                     (a) Any such further collateral assignment shall, by its terms, be subject and subordinate to the within Collateral Assignment of Partial Interest in Note and Mortgage; and

                     (b) No such further collateral assignment shall be effective if the amount secured by such collateral assignment, when added to the amounts secured by all previous collateral assignments (including the within Collateral Assignment of Partial Interest in Note and Mortgage) exceeds the then unpaid principal balance of the Note and Mortgage.

          The words "Assignor" and "Assignee" shall be construed as if they read "Assignors" or "Assignees" whenever the sense of this instrument so requires.

                  IN WITNESS WHEREOF, the Assignor has duly executed this instrument on this 22nd day of August, 1995.

                                        ESTATE OF FRED B. KRAVETZ

                                        By: s\ Laurie Kuskin, Executrix
                                        LAURIE KUSKIN, EXECUTRIX

          STATE OF NEW YORK)
          COUNTY OF MONROE) SS.:

               On the 22nd day of August, 1995, before me personally came LAURIE KUSKIN, THE EXECUTOR OF THE LAST WILL AND TESTAMENT OF FRED B. KRAVETZ, to me known to be the individual described in, and who executed the foregoing instrument, and acknowledged that he/she executed the same as Executor as aforesaid for the purposes therein mentioned.


                                             s\ Martin W. O'Toole
                                                  Notary Public